OAKWOOD MORTGAGE INVESTORS, INC. 1996-A      REPORT DATE: OCTOBER 7, 1997
 OAKWOOD ACCEPTANCE CORP. -  SERVICER         POOL REPORT # 20
 REMITTANCE REPORT                                                   Page 1 of 6
 REPORTING MONTH: SEPTEMBER 30, 1997



                        Scheduled Principal Balance of Contracts
 -------------------------------------------------------------------------------------------

 Beginning                                                                     Ending          Scheduled
 Principal          Scheduled      Prepaid       Liquidated   Contracts        Principal       Gross
 Balance            Principal      Principal     Principal    Repurchased      Balance         Interest
 ----------------------------------------------------------------------------------------------------------

 139,205,510.55   (368,477.91)   (649,517.07)  (852,874.52)      0.00       137,334,641.05  1,278,615.86
 =======================================================================================================


                 Scheduled                                         Amount
 Servicing       Pass Thru        Liquidation        Reserve       Available for
    Fee          Interest         Proceeds           Fund Draw     Distribution
-------------------------------------------------------------------------------


116,004.59    1,162,611.27        625,088.50           0.00        2,921,699.34
===============================================================================








                           Reserve Fund as of Cutoff Date
 -------------------------------------------------------------------


 Beginning                         Investment     Balance Before     Reserve      Reserve         Balance After
  Balance     Deposits    Distrib.  Interest   Current Distribution  Fund Draw    Fund Deposit    Current Distribution      Excess
 -----------------------------------------------------------------------------------------------------------------------------------
326,352.84     0.00     -1,352.84  1,304.05        326,304.05          0.00       0.00            326,304.05              1,304.05
 ==================================================================================================================================


     Reserve Fund Required Balance
--------------------------------------
 Before Current    After Current
Distribution      Distribution
--------------------------------------

325,000.00          325,000.00
======================================






                             Certificate Account
 --------------------------------------------------------------------------------------------------------

 Beginning                   Deposits                                 Investment       Ending
  Balance          Principal       Interest        Distributions       Interest       Balance
 --------------------------------------------------------------------------------------------------------
 664,837.43       1,881,242.41    1,312,973.61     (3,019,962.06)      1,645.92     840,737.31
 ========================================================================================================


                         P&I Advances at Distribution Date
 ----------------------------------------------------------------------------------

         Beginning      Recovered           Current            Ending
          Balance        Advances           Advances           Balance
 ----------------------------------------------------------------------------------




       1,537,527.51       1,343,895.78       1,541,558.33      1,735,190.06
 ==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A            REPORT DATE: OCTOBER 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT # 20
REMITTANCE REPORT
REPORTING MONTH: SEPTEMBER 30, 1997                Page 2 of 6



Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------
(a) Remittance date on or after August 2000                                                N

(b) Average 60 day Delinquency rate <=        5%                                           N

(c) Average 30 day Delinquency rate <=        7%                                           N

(d) Cumulative losses do not exceed the following percent of the initial principal balance of all Certificates

                   Aug 2000- Feb 2002         7%                                           N
                   Feb 2002- Aug 2003         8%                                           N
                   Aug 2003-                  9%                                           N



(e) Current realized loss ratio <=            2.75%                                        Y

(f) Are class B principal balances >=         21.001%
of stated scheduled pool  balance

                Beginning B-1 balance                                     13,069,000.00
                Beginning B-2 balance                                      6,536,459.00

                                                                    -------------------
                                                                          19,605,459.00
                Divided by beginning pool
                balance                                                  139,205,510.55
                                                                   --------------------
                                                                                 14.084%  N
                                                                   ====================







      Average 60 day delinquency ratio:

                                        Over 60s         Pool Balance       %
                            --------------------------------------------------------
      Current Mo                     7,452,771.45       137,334,641.05    5.43%
      1st Preceding Mo               6,971,069.07       139,205,510.55    5.01%
      2nd Preceding Mo               7,153,952.71       140,927,641.91    5.08%
                                                            Divided by      3
                                                                       -------------
                                                                          5.17%
                                                                       =============

      Average 30 day delinquency ratio:


                                        Over 30s         Pool Balance       %
                            --------------------------------------------------------
      Current Mo                     9,806,554.25       137,334,641.05    7.14%
      1st Preceding Mo              10,199,613.05       139,205,510.55    7.33%
      2nd Preceding Mo               9,344,942.99       140,927,641.91    6.63%
                                                            Divided by      3
                                                                       -------------
                                                                          7.03%
                                                                       =============

      Cumulative loss ratio:

                             Cumulative losses               2,181,569.86
                                                        -----------------
      Divided by Initial Certificate Principal             163,369,459.00  1.335%
                                                                       =============



      Current realized loss ratio:

                               Liquidation              Pool
                                  Losses               Balance
                            -----------------------------------------------
      Current Mo               227,786.02          139,205,510.55
      1st Preceding Mo         243,360.94          140,927,641.91



      2nd Preceding Mo         129,587.43          142,664,296.71
                                                                          1.716%
                                                                       =============



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER       REPORT DATE: OCTOBER 7, 1997
REMITTANCE REPORT                          POOL REPORT # 20
REPORTING MONTH: SEPTEMBER 30, 1997
                                                                     Page 3 of 6



                                                                   Delinquency Analysis

                                              31 to 59 days              60 to 89 days            90 days and Over
              No. of    Principal                      Principal               Principal                 Principal
              Loans     Balance              #         Balance        #        Balance          #        Balance
              ----------------------------------------------------------------------------------------------------------

Excluding Repos  4,623  132,591,482.88     83        2,239,298.68    42        1,162,129.21    60        1,661,968.19

        Repos      139    4,743,158.17      4          114,484.12    21          545,821.80   114        4,082,852.25
              ----------------------------------------------------------------------------------------------------------

        Total    4,762  137,334,641.05     87        2,353,782.80    63        1,707,951.01   174        5,744,820.44
              ==========================================================================================================






                                                                                    Repossession Analysis
                                                      Active Repos               Reversal       Current Month
                    Total Delinq.                   Outstanding              (Redemption)        Repos            Cumulative Repos
                              Principal                   Principal           Principal          Principal          Principal
                 #            Balance            #        Balance      #       Balance      #    Balance      #      Balance
               ----------------------------------------------------------------------------------------------------------------

Excluding Repos   185          5,063,396.08   139        4,743,158.17    -1  (21,838.33)  35   1,066,501.17  454  12,775,518.21

        Repos     139          4,743,158.17
              -----------------------------

        Total     324          9,806,554.25
              =============================

                 6.8%                  7.14%
              =============================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE: OCTOBER 7, 1997
REMITTANCE REPORT                                          POOL REPORT # 20
REPORTING MONTH: SEPTEMBER 30, 1997
                                                               Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                                   Liquidated                                                                           Net
   Account        Customer         Principal           Sales          Insur.          Total        Repossession     Liquidation
   Number           Name            Balance          Proceeds         Refunds        Proceeds        Expenses        Proceeds
----------------------------------------------------------------------------------------------------------------------------------

079123-6      Pennington, Wm        19,932.91         19,700.00          0.00        19,700.00          841.00       18,859.00
082228-8      Coley, Michael        29,169.06         29,000.00      1,847.82        30,847.82        1,917.62       28,930.20
078793-7      Hodges, Richard       21,841.13         22,600.00      1,025.34        23,625.34        1,484.73       22,140.61
078316-7      Welch, Patricia       23,297.48         22,400.00        971.46        23,371.46        4,912.00       18,459.46
083235-2      Stewart, John         12,187.42         12,900.00        325.44        13,225.44        1,887.00       11,338.44
083200-6      Robertson, Linda      20,915.43         20,100.00          0.00        20,100.00        1,103.00       18,997.00
083208-9      Mosher, Richard        7,851.76         15,200.00        569.87        15,769.87        5,633.55       10,136.32
080644-8      Tharpe, David         29,003.44         28,000.00      1,690.76        29,690.76        5,529.17       24,161.59
083791-4      Comer, Michael        25,823.10         25,500.00      1,114.86        26,614.86        3,235.00       23,379.86
079128-5      House, Tina           53,241.17         55,692.00      1,647.14        57,339.14       13,971.55       43,367.59
078770-5      Chadwick, Shirley     23,719.64         25,700.00          0.00        25,700.00        1,549.10       24,150.90
079750-6      Cisneros, Pete        21,797.67         20,000.00      1,212.25        21,212.25        2,393.50       18,818.75
083805-2      Shadle, Charles       55,178.18         50,650.00      2,049.56        52,699.56        7,702.66       44,996.90
084089-2      Cantu, Robert         51,659.03         45,000.00      2,014.49        47,014.49        9,041.27       37,973.22
081645-4      Lapointe, William     48,093.00         44,250.00        612.46        44,862.46       11,033.07       33,829.39
082802-0      Gilbert, Michelle     40,771.14         39,900.00          0.00        39,900.00        4,565.19       35,334.81
080295-9      Dockery Jr, Orval      9,570.56            500.00      1,163.97         1,663.97            0.00        1,663.97
081584-5      Jackson, Danny         6,983.82            150.00      1,454.11         1,604.11            0.00        1,604.11
082736-0      Taian, Dairyu         24,018.26          7,000.00        605.58         7,605.58        1,339.00        6,266.58
080176-1      McNeil, Matthew       28,199.09         34,400.00      1,883.31        36,283.31        3,132.00       33,151.31
081469-9      Smith, Richard        34,180.82         34,400.00      2,010.46        36,410.46        2,012.00       34,398.46
082963-0      Burris, James         57,835.32         50,650.00      2,223.62        52,873.62        6,464.82       46,408.80
080093-8      Drake Jr, Leroy       25,113.38         25,400.00      1,558.66        26,958.66        6,065.40       20,893.26
080178-7      Parker, Jimmy         24,394.26         25,400.00      1,732.85        27,132.85        2,026.53       25,106.32
079588-0      Davis, Frank          22,525.70         20,500.00        122.50        20,622.50        1,819.82       18,802.68
082551-3      Coleman, Treva        34,900.50         31,900.00        820.97        32,720.97        3,667.02       29,053.95
080887-3      Matthews, George      13,817.13         15,650.00        570.00        16,220.00        2,479.50       13,740.50
081299-0      Mails, Mary           31,045.55         40,450.00        645.02        41,095.02        6,358.62       34,736.40
080910-3      Hayes, Marvin         23,212.52         20,400.00        976.35        21,376.35        2,668.22       18,708.13
083473-9      Dorsey, Brianne       32,596.05         29,900.00          0.00        29,900.00        2,573.00       27,327.00
                                --------------------------------------------------------------------------------------------------
           30                      852,874.52        813,292.00     30,848.85       844,140.85      117,405.34      726,735.51
                                ==================================================================================================











                                                          FHA                 Net             Current
   Account        Customer          Unrecov.           Insurance           Pass Thru         Period Net       Cumulative
   Number           Name            Advances            Coverage           Proceeds         Gain/(Loss)     Gain/(Loss)
---------------------------------------------------------------------------------------------------------------------------

079123-6      Pennington, Wm           1,246.05               0.00           17,612.95        (2,319.96)
082228-8      Coley, Michael           6,494.25               0.00           22,435.95        (6,733.11)
078793-7      Hodges, Richard          3,149.10               0.00           18,991.51        (2,849.62)
078316-7      Welch, Patricia          1,450.96               0.00           17,008.50        (6,288.98)
083235-2      Stewart, John              751.28               0.00           10,587.16        (1,600.26)
083200-6      Robertson, Linda           861.92               0.00           18,135.08        (2,780.35)
083208-9      Mosher, Richard          3,191.90               0.00            6,944.42          (907.34)
080644-8      Tharpe, David            5,824.30               0.00           18,337.29       (10,666.15)
083791-4      Comer, Michael           3,136.88               0.00           20,242.98        (5,580.12)
079128-5      House, Tina              6,915.42               0.00           36,452.17       (16,789.00)
078770-5      Chadwick, Shirley        2,607.56               0.00           21,543.34        (2,176.30)
079750-6      Cisneros, Pete           5,401.00               0.00           13,417.75        (8,379.92)
083805-2      Shadle, Charles          5,691.00               0.00           39,305.90       (15,872.28)
084089-2      Cantu, Robert            4,992.31               0.00           32,980.91       (18,678.12)
081645-4      Lapointe, William        4,264.91               0.00           29,564.48       (18,528.52)
082802-0      Gilbert, Michelle        2,735.81               0.00           32,599.00        (8,172.14)
080295-9      Dockery Jr, Orval        3,340.52               0.00           (1,676.55)      (11,247.11)
081584-5      Jackson, Danny           2,422.14               0.00             (818.03)       (7,801.85)
082736-0      Taian, Dairyu            2,263.01               0.00            4,003.57       (20,014.69)
080176-1      McNeil, Matthew          2,441.60               0.00           30,709.71         2,510.62
081469-9      Smith, Richard           4,036.68               0.00           30,361.78        (3,819.04)
082963-0      Burris, James            5,404.52               0.00           41,004.28       (16,831.04)
080093-8      Drake Jr, Leroy          3,385.40               0.00           17,507.86        (7,605.52)
080178-7      Parker, Jimmy            4,201.96               0.00           20,904.36        (3,489.90)
079588-0      Davis, Frank             2,710.78               0.00           16,091.90        (6,433.80)
082551-3      Coleman, Treva           1,906.15               0.00           27,147.80        (7,752.70)
080887-3      Matthews, George         1,195.32               0.00           12,545.18        (1,271.95)
081299-0      Mails, Mary              5,015.48               0.00           29,720.92        (1,324.63)
080910-3      Hayes, Marvin            1,986.60               0.00           16,721.53        (6,490.99)
083473-9      Dorsey, Brianne          2,622.20               0.00           24,704.80        (7,891.25)
                                ----------------------------------------------------------------------------------------------
           30                        101,647.01               0.00          625,088.50      (227,786.02)        (2,181,569.86)
                                =============================================================================================


                                                                                                                  -2%

                                                                                                       ======================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE: OCTOBER 7, 1997
REMITTANCE REPORT                              POOL REPORT # 20
REPORTING MONTH: SEPTEMBER 30, 1997
                                               Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL




                                 Original          Beginning        Current      Accelerated                         Ending
             Cert.              Certificate       Certificate      Principal      Principal      Writedown        Certificate
             Class               Balances          Balances         Payable      Distribution     Amounts          Balances
----------------------------------------------------------------------------------------------------------------------------------

A-1                            46,000,000.00     21,836,051.55   (1,870,869.50)       0.00        0.00       19,965,182.05
A-1 Outstanding Writedown               0.00              0.00            0.00        0.00        0.00                0.00

A-2                            52,000,000.00     52,000,000.00            0.00        0.00        0.00       52,000,000.00
A-2 Outstanding Writedown               0.00              0.00            0.00        0.00        0.00                0.00

A-3                            31,061,000.00     31,061,000.00            0.00        0.00        0.00       31,061,000.00
A-3 Outstanding Writedown               0.00              0.00            0.00        0.00        0.00                0.00

A-4                            14,703,000.00     14,703,000.00            0.00        0.00        0.00       14,703,000.00
A-4 Outstanding Writedown               0.00              0.00            0.00        0.00        0.00                0.00

B-1                            13,069,000.00     13,069,000.00            0.00        0.00        0.00       13,069,000.00
B-1 Outstanding Writedown               0.00              0.00            0.00        0.00        0.00                0.00

B-2                             6,536,459.00      6,536,459.00            0.00        0.00        0.00        6,536,459.00
B-2 Outstanding Writedown               0.00              0.00            0.00        0.00        0.00                0.00


                              --------------------------------------------------------------------------------------------

                              163,369,459.00    139,205,510.55   (1,870,869.50)       0.00        0.00      137,334,641.05
                              ============================================================================================








                                                Principal Paid
             Cert.              Pool             Per $1,000
             Class             Factor           Denomination
---------------------------------------------------------

A-1                           43.40257%        40.67
A-1 Outstanding Writedown      0.00             0.00

A-2                          100.00000%         0.00
A-2 Outstanding Writedown      0.00             0.00

A-3                          100.00000%         0.00
A-3 Outstanding Writedown      0.00             0.00

A-4                          100.00000%         0.00
A-4 Outstanding Writedown      0.00             0.00

B-1                          100.00000%         0.00
B-1 Outstanding Writedown      0.00             0.00

B-2                          100.00000%         0.00
B-2 Outstanding Writedown      0.00             0.00




 OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
 OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE: OCTOBER 7, 1997
 REMITTANCE REPORT                                  POOL REPORT # 20
 REPORTING MONTH: SEPTEMBER 30, 1997
                                                    Page 6 of 6

 CERTIFICATE INTEREST ANALYSIS



           Certificate              Remittance         Beginning              Current               Total              Interest
              Class                    Rate             Balance               Accrual                Paid             Shortfall
                                  --------------------------------------------------------------------------------------------------

 A-1                                5.40%                  0.00            98,262.23            98,262.23               0.00
 A-1  Carryover Interest            0.00                   0.00                 0.00                 0.00               0.00
 A-1  Writedown Interest            0.00                   0.00                 0.00                 0.00               0.00

 A-2                                5.80%                  0.00           251,333.33           251,333.33               0.00
 A-2  Carryover Interest            0.00                   0.00                 0.00                 0.00               0.00
 A-2  Writedown Interest            0.00                   0.00                 0.00                 0.00               0.00

 A-3                                6.60%                  0.00           170,835.50           170,835.50               0.00
 A-3  Carryover Interest            0.00                   0.00                 0.00                 0.00               0.00
 A-3  Writedown Interest            0.00                   0.00                 0.00                 0.00               0.00

 A-4                                7.20%                  0.00            88,218.00            88,218.00               0.00
 A-4  Carryover Interest            0.00                   0.00                 0.00                 0.00               0.00
 A-4  Writedown Interest            0.00                   0.00                 0.00                 0.00               0.00

 B-1                                7.30%                  0.00            79,503.08            79,503.08               0.00
 B-1  Carryover Interest            0.00                   0.00                 0.00                 0.00               0.00
 B-1  Writedown Interest            0.00                   0.00                 0.00                 0.00               0.00

 B-2                                8.45%                  0.00            46,027.57            46,027.57               0.00
 B-2  Carryover Interest            0.00                   0.00                 0.00                 0.00               0.00
 B-2  Writedown Interest            0.00                   0.00                 0.00                 0.00               0.00

 X                                                 1,953,783.69           428,431.55           200,645.53         227,786.02




 R                                                         0.00                 0.00                 0.00               0.00

 Service Fee                                               0.00           116,004.59           116,004.59               0.00
                                      ----------------------------------------------------------------------------------------------

                                                   1,953,783.69         1,278,615.86         1,050,829.84         227,786.02

 Less Reserve Fund Deposit                                                                           0.00
                                                                                  -----------------------

                                                                                             1,050,829.84
                                                                                  =======================




                                                               Interest Paid
           Certificate                    Ending                Per $1,000             Cert.             TOTAL
              Class                      Balance               Denomination            Class         DISTRIBUTION
                              ---------------------------------------------------------------------------------------------------

 A-1                                            0.00              4.50                  A-1          1,969,131.73
 A-1  Carryover Interest                        0.00              0.00
 A-1  Writedown Interest                        0.00              0.00

 A-2                                            0.00              4.83                  A-2            251,333.33
 A-2  Carryover Interest                        0.00              0.00
 A-2  Writedown Interest                        0.00              0.00

 A-3                                            0.00              5.50                  A-3            170,835.50
 A-3  Carryover Interest                        0.00              0.00
 A-3  Writedown Interest                        0.00              0.00

 A-4                                            0.00              6.00                  A-4             88,218.00
 A-4  Carryover Interest                        0.00              0.00
 A-4  Writedown Interest                        0.00              0.00

 B-1                                            0.00              6.08                  B-1             79,503.08
 B-1  Carryover Interest                        0.00              0.00
 B-1  Writedown Interest                        0.00              0.00

 B-2                                            0.00              7.04                  B-2             46,027.57
 B-2  Carryover Interest                        0.00              0.00
 B-2  Writedown Interest                        0.00              0.00

 X                                      2,181,569.86                                     X             200,645.53




 R                                              0.00                                     R

 Service Fee                                    0.00                                                   116,004.59
                              --------------------                                                ---------------

                                        2,181,569.86                                                 2,921,699.34

 Less Reserve Fund Deposit                                                                                   0.00
                                                                                                  ---------------

                                                                                                     2,921,699.34
                                                                                                  ===============


